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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report, dated June 25, 1996, on our audits of the consolidated financial statements of Wedco Technology, Inc. as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994. We also consent to the reference to our Firm under the caption "Experts" in such registration statement.

/s/  COOPERS AND LYBRAND L.L.P.

Princeton, New Jersey
June 16, 1997